UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC		20002
(Address of principal executive offices)		(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Set forth below is an addition to the Legal Proceedings section included in our most recent Quarterly Report on Form 10-Q:

Legal Proceedings

As previously disclosed, on April 25, 2006, we received a letter from the Federal Communications Commission stating that its Office of Engineering and Technology Laboratory had tested the Delphi XM SKYFi2 radio and determined that its FM modulator wireless transmitter is not in compliance with permissible emission limits. We are also aware that Audiovox, manufacturer of the Audiovox Xpress, a radio designed to work with the XM system, received a similar letter from the FCC, and has suspended shipments of that product at the present time. We have been conducting a review of the SKYFi2, Xpress and other devices compatible with the XM system that use a wireless FM modulator to transmit XM programming from an XM radio to an FM radio. We have provided information to the FCC regarding the SKYFi2 radio in accordance with the FCC letter. Further, we are implementing a series of actions involving various radios to bring them into compliance, including requesting our manufacturers to suspend shipments to retail of radios or accessories that may require changes to operating or installation instructions, or modifications to software or hardware, such as small attachments that reduce emissions through the antenna or cigarette lighter adapter. We will seek new equipment authorizations where appropriate, and expect to provide additional information to the FCC shortly, including test results for several XM radios, as modified, showing compliance with the in-vehicle testing criteria. In this connection, the FCC recently (April and May) released clarifications of its procedure for in-vehicle testing in a selection of representative vehicles and our test data are being prepared based upon these procedures. We are working to limit the interruption in supply of certain models of XM radios to retailers, and we plan to have modified devices shipping to retailers in the near term. No health or safety issues are involved with these wireless XM radios, and this matter does not pertain to any XM radios which are factory installed in new vehicles. We can provide no assurances at this time that our actions will be deemed sufficient by the FCC, or that other remedies that may be required by the FCC will not have a material impact on our consolidated results of operations or financial position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: May 30, 2006	By:	/S/ JOSEPH M. TITLEBAUM
Joseph M. Titlebaum General Counsel and Secretary